                                                                    Exhibit 4(i)

                              AMENDED AND RESTATED
                                AGENCY AGREEMENT

                                  relating to

                          BANK OF AMERICA CORPORATION
                                      and
                              BANK OF AMERICA, N.A.

                              U.S. $25,000,000,000

                          Euro Medium-Term Note Program

                                      among

                          BANK OF AMERICA CORPORATION
                                      and
                              BANK OF AMERICA, N.A.
                                   as issuers

                                      and

                    THE CHASE MANHATTAN BANK, LONDON BRANCH
                      as Issuing and Principal Paying Agent

                                      and

                      CHASE MANHATTAN BANK LUXEMBOURG S.A.
                                as Paying Agent

                            DATED AS OF JULY 27, 2001

                                      INDEX
                                      -----

Clause                                                                      Page
------                                                                      ----
1.    Definitions and Interpretation........................................   1
2.    Appointments of Agent, Paying Agents and Calculation Agents...........   2
3.    Issue of Temporary Global Notes.......................................   4
4.    Determination of Exchange Date, Issue of Permanent Global Notes or
      Definitive Notes and Determination of Restricted Period ..............   4
5.    Issue of Definitive Notes.............................................   5
6.    Terms of Issue........................................................   6
7.    Payments..............................................................   7
8.    Determinations and Notifications in Respect of Notes and Interest
      Determination.........................................................   8
9.    Notice of any Withholding or Deduction................................  11
10.   Duties of the Agent in Connection with Early Redemption...............  11
11.   Receipt and Publication of Notices; Receipt of Certificates...........  12
12.   Cancellation of Notes, Receipts, Coupons and Talons...................  12
13.   Issue of Replacement Notes, Receipts, Coupons and Talons..............  13
14.   Copies of Documents Available for Inspection..........................  14
15.   Meetings of Noteholders...............................................  14
16.   Repayment by the Agent................................................  15
17.   Conditions of Appointment.............................................  15
18.   Communication Between the Parties.....................................  16
19.   Changes in Agent and Paying Agents....................................  16
20.   Merger and Consolidation..............................................  17
21.   Notification of Changes to Paying Agents..............................  17
22.   Change of Specified Office............................................  18
23.   Notices...............................................................  18
24.   Taxes and Stamp Duties................................................  20
25.   Commissions, Fees and Expenses........................................  20
26.   Indemnity.............................................................  20
27.   Reporting.............................................................  20
28.   Governing Law.........................................................  21
29.   Amendments............................................................  21
30.   Descriptive Headings..................................................  22
31.   Counterparts..........................................................  22


Schedule 1            -    Form of Temporary Global Note
----------
Schedule 2            -    Form of Permanent Global Note
----------
Schedule 3            -    Form of Definitive Note, Coupon, Receipt and Talon
----------
Schedule 4            -    Terms and Conditions
----------
Schedule 5            -    Form of Certificate to be Presented by Euroclear or
----------
                           Clearstream, Luxembourg

Schedule 6            -    Form of Certificate of Beneficial Owner
----------
Schedule 7            -    Provision for Meetings of Noteholders
----------
Schedule 8            -    Form of Put Notice
----------
Schedule 9            -    Form of Calculation Agency Agreement
----------

THIS AMENDED AND RESTATED AGENCY AGREEMENT (this "Agreement") dated as of July 27, 2001 is made by and among:

        (i) Bank of America Corporation, a Delaware corporation (the "Corporation"), and Bank of America, N.A., a national banking association (the "Bank"; the Bank and the Corporation are each an "Issuer" and collectively, "Issuers");

        (ii) The Chase Manhattan Bank, London Branch (the "Agent" and the "Issuing and Principal Paying Agent"); and

        (iii)  Chase Manhattan Bank Luxembourg S.A. (the "Paying Agent").

        WHEREAS, the Corporation, the Bank, the Agent and the Paying
Agent wish to update the arrangements originally agreed among them pursuant to that certain Agency Agreement dated November 8, 1995, as amended and restated to the date hereof, including the amendment and restatement dated August 1, 2000 (the "Original Agency Agreement");

        WHEREAS, the Issuers propose to issue up to U.S. $15,000,000,000 with respect to the Corporation and U.S. $10,000,000,000 with respect to the Bank (or its equivalent in other currencies) in aggregate principal amount of Euro Medium-Term Notes (the "Notes") outstanding at any one time as provided in an Amended and Restated Program Agreement of even date among the Issuers, the Arranger and the Dealers named therein (the "Program Agreement") and as described in an Offering Circular of even date (the "Offering Circular");

        WHEREAS, Notes will be issued in the denominations specified in the applicable Pricing Supplement issued in connection with each Series and each Tranche of Notes; and

        WHEREAS, unless otherwise determined by an Issuer and specified in the applicable Pricing Supplement, beneficial interests in each Tranche of Notes initially will be represented by a Temporary Global Note, exchangeable, as provided in such Temporary Global Note, for beneficial interests in a Permanent Global Note and, only under limited circumstances, beneficial interests in a Global Note may be exchangeable for Definitive Notes, in each case in accordance with the terms of the Global Notes.

        NOW, THEREFORE, it is agreed as follows:

        1.      Definitions and Interpretation
                ------------------------------

        (1) Terms and expressions defined in the Program Agreement or the Notes or used in the applicable Pricing Supplement shall have the same meanings in this Agreement, except where the context requires otherwise.

        (2)     Without prejudice to the foregoing in this Agreement:

        "outstanding" means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed in accordance with the Terms and Conditions, (b) those in respect of which the redemption date in accordance with the Terms and Conditions has occurred and the redemption moneys (including all interest accrued on such Notes to the date for such redemption and any interest or other amounts payable under the Terms and Conditions after such date) have been duly paid to the Agent as provided in this Agreement and remain available for payment against presentation and surrender of Notes and/or Receipts and/or Coupons, as the case may be, (c) those which have become void under Condition 8, (d) those which have been purchased and canceled as provided in Condition 5 (or as provided in the Global Notes), (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 10, (f) (for purposes only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 10, (g) any Temporary Global Note to the extent that it shall have been exchanged for a Permanent Global Note, in each case pursuant to their respective provisions; provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Noteholders and (ii) the determination of how many Notes are outstanding for the purposes of Schedule 7, those Notes which are beneficially held by, or are held on behalf of, an Issuer or any of its affiliates shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

        "Paying Agents" means the Issuing and Principal Paying Agent and the Paying Agent referred to above and such other Paying Agent or Agents as may be appointed from time to time hereunder; and

        (3) The term "Notes" as used in this Agreement shall include the Temporary Global Note and the Permanent Global Note, Definitive Notes and Coupons. The term "Global Note" as used in this Agreement shall include both the Temporary Global Note and the Permanent Global Note, each of which is a "Global Note." The term "Noteholders" as used in this Agreement shall mean the several persons who are for the time being the holders of the Notes, which expression, while the Notes are represented by a Global Note, shall mean (other than with respect to the payment of principal and interest on the Notes, the right to which shall be vested as against the relevant Issuer solely in the bearer of such Global Note in accordance with and subject to its terms) the persons for the time being shown in the records of a common depositary on behalf of Euroclear Bank S.A./NV, as operator of the Euroclear System ("Euroclear or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the Noteholders of particular principal amounts of Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Notes standing to the credit of the account of any person shall be conclusive and binding for all purposes).

        (4) For purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in such provisions the expressions "Notes", "Noteholders", "Receipts", "Receiptholders", "Coupons", "Couponholders", "Talons" and "Talonholders" shall be construed accordingly.

        (5) All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by an Issuer under this Agreement shall have the meaning set out in Condition 4.

        (6) All references in this Agreement to the "relevant currency" shall be construed as references to the currency in which the relevant Notes and/or Coupons are denominated (or payable in the case of Dual Currency Notes).

        (7) In this Agreement, Clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement. All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted or to any statutory instrument, order or regulation made thereunder or under such re-enactment.

        (8) All references in this Agreement to an agreement, instrument or other document (including, without limitation, this Agreement, the Program Agreement, the Notes and any Terms and Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied or supplemented from time to time.

        (9) Any references herein to Euroclear and/or Clearstream, Luxembourg shall be deemed to include, whenever the context permits, a reference to any additional or alternative clearance system approved by the Issuers and the Agent.

        2.      Appointments of Agent, Paying Agents and Calculation Agents
                -----------------------------------------------------------

        (1) The Issuers hereby continue the appointment of The Chase Manhattan Bank, London Branch, as agent, and The Chase Manhattan Bank, London Branch, hereby acknowledges its continued acceptance of such appointment as agent of the Issuers, upon the terms and subject to the conditions set out below, for the purposes of:

                (a) completing, authenticating and delivering Global Notes and (if required) authenticating and delivering Definitive Notes;

                (b) exchanging Temporary Global Notes for Permanent Global Notes or Definitive Notes, as the case may be, in accordance with the terms of such Temporary Global Notes;

                (c) under limited circumstances, exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of such Permanent Global Notes;

                (d) paying sums due on Global Notes and Definitive Notes, Receipts and Coupons;

                (e) determining the end of the Restricted Period applicable to each Tranche;

                (f) unless otherwise specified in the applicable Pricing Supplement, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Terms and Conditions;

                (g) arranging on behalf of the Issuers for notices to be communicated to the Noteholders;

                (h) preparing and sending any required periodic reports to the Ministry of Finance of Japan (the "MoF"), the Bank of England or other appropriate authority and, subject to confirmation from the relevant Issuer for the need for such further reporting, ensuring that all necessary action is taken to comply with any reporting requirements of any competent authority of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Program;

                (i) subject to the Procedures Memorandum, submitting to the appropriate stock exchange such number of copies of each Pricing Supplement which relates to Notes which are to be listed on that stock exchange as it may reasonably require;

                (j) receiving notice from Euroclear and/or Clearstream, Luxembourg relating to the certificates of non-United States beneficial ownership of the Notes; and

                (k) performing all other obligations and duties imposed upon it by the Terms and Conditions, this Agreement or as may be agreed between the relevant Issuer and the Agent in connection with a particular Series or Tranche of Notes.

        (2) The relevant Issuer may, in its discretion, appoint (or remove) one or more agents outside the United States and its possessions (each, a "Paying Agent") for the payment (subject to applicable laws and regulations) of the principal of and any interest and Additional Amounts, if any, (as defined in Section 6 of the Terms and Conditions) on the Notes. Each Issuer hereby appoints Chase Manhattan Bank Luxembourg S.A., at its office in Luxembourg at 5 rue Plaetis, L-2338 Luxembourg-Grund, as its Paying Agent in Luxembourg. Upon its written acceptance of such appointment or execution of a copy of this Agreement, each Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority, acceptable to it, to act on behalf of the relevant Issuer as such Issuer may hereafter grant to or confer upon it in writing. As used herein, "paying agencies" shall mean paying agencies maintained by a Paying Agent on behalf of an Issuer as provided elsewhere herein.

        (3) The Issuers will appoint an agent to make certain calculations with respect to the Notes (the "Calculation Agent") pursuant to the Terms and Conditions.

        3.      Issue of Temporary Global Notes
                -------------------------------

        (1) Subject to sub-clause (2), following receipt of a notification from an Issuer in respect of an issue of Notes (such notification being by receipt of a confirmation (a "Confirmation"), substantially in the applicable form set out in the Procedures Memorandum) the Agent will take the steps required of the Agent in the Procedures Memorandum. For this purpose the Agent is hereby authorized on behalf of such Issuer:

                (a) to prepare a Temporary Global Note in accordance with such Confirmation by attaching a copy of the applicable Pricing Supplement to a copy of the relevant master Temporary Global Note;

                (b) to authenticate (or cause to be authenticated) such Temporary Global Note;

                (c) to deliver such Temporary Global Note to the specified common depositary of Euroclear and/or Clearstream, Luxembourg in accordance with the Confirmation against receipt from the common depositary of confirmation that such common depositary is holding the Temporary Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg and to instruct Euroclear or Clearstream, Luxembourg or both of them (as the case may be) unless otherwise agreed in writing between the Agent and the relevant Issuer
        (i) in the case of an issue of Notes on a non-syndicated basis, to credit the Notes represented by such Temporary Global Note to the Agent's distribution account, and (ii) in the case of Notes issued on a syndicated basis, to hold the Notes represented by such Temporary Global Note pursuant to the relevant Issuer's order; and

                (d) to ensure that the Notes of each Tranche are assigned a common code ("Common Code") and International Security Identification Number ("ISIN") by Euroclear and Clearstream, Luxembourg which are different from the Common Code and ISIN assigned to Notes of any other Tranche of the same Series until 40 days after the completion of the distribution of the Notes of such Tranche as notified by the Agent to the relevant Dealer.

        (2) The Agent shall only be required to perform its obligations under sub-clause (1) if it holds:

                (a) master Temporary Global Notes, duly executed by a person or persons authorized to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing Temporary Global Notes in accordance with paragraph 3(1)(a); and

                (b) master Permanent Global Notes, duly executed by a person or persons authorized to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing Permanent Global Notes in accordance with Clause 4 below.

        (3) The Agent will provide Euroclear and/or Clearstream, Luxembourg with the notifications, instructions or other information to be given by the Agent to Euroclear and/or Clearstream, Luxembourg in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg.

        4.      Determination of Exchange Date, Issue of Permanent Global Notes
                ---------------------------------------------------------------
                or Definitive Notes and Determination of Restricted Period
                ----------------------------------------------------------

        (1)     (a)     The Agent shall determine the Exchange Date for each
Temporary Global Note in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche, the Agent shall notify such determination to the relevant Issuer, the relevant Dealer, Euroclear and Clearstream, Luxembourg.

                (b) The Agent shall deliver, upon notice from Euroclear or Clearstream, Luxembourg, a Permanent Global Note or Definitive
        Notes, as the case may be, in accordance with the terms of the Temporary Global Note in each case against certification of non-U.S. beneficial ownership as required by U.S. Treasury Regulations unless such Certification has already been given. Upon any such exchange of a portion of a Temporary Global Note for an interest in a Permanent Global Note the Agent is hereby authorized on behalf of the relevant Issuer:

                     (i) for the first Tranche of any Series of Notes, to prepare and complete a Permanent Global Note in accordance with the terms of the Temporary Global Note applicable to such Tranche by attaching a copy of the applicable Pricing Supplement to a copy of the relevant master Permanent Global Note;

                     (ii) for the first Tranche of any Series of Notes, to authenticate such Permanent Global Note;

                     (iii) for the first Tranche of any Series of Notes, to
                deliver such Permanent Global Note to the common depositary which is holding the Temporary Global Note applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg either in exchange for such Temporary Global Note or, in the case of a partial exchange, on entering details of such partial exchange of the Temporary Global Note in the relevant spaces in Schedule 2 of both the Temporary Global Note and the Permanent Global Note, and in either case against receipt from the common depositary of confirmation that such common depositary is holding the Permanent Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg; and

                     (iv) in any other case, to attach a copy of the applicable Pricing Supplement to the Permanent Global Note applicable to the relevant Series and enter details of any exchange in whole or part as aforesaid.

        (2)     (a)     For a Tranche in respect of which there is only one
Dealer, the Agent will determine the end of the Restricted Period in respect of such Tranche as being the fortieth day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

                (b) For a Tranche in respect of which there is more than one Dealer but is not issued on a syndicated basis, the Agent will determine the end of the Restricted Period in respect of such Tranche as being the fortieth day following the latest of the dates certified by all the relevant Dealers to the Agent as being the respective dates as of which distribution of the Notes of that Tranche purchased by each such dealer was completed.

                (c) For a Tranche issued on a syndicated basis, the Agent will determine the end of the Restricted Period in respect of such Tranche as being the fortieth day following the date certified by the Lead Manager to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

                (d) Forthwith upon determining the end of the Restricted Period in respect of any Tranche, the Agent shall notify such determination to the relevant Issuer and the relevant Dealer or the Lead Manager in the case of a syndicated issue.

        5.      Issue of Definitive Notes
                -------------------------

        (1) Interests in a Global Note will be exchangeable for Definitive Notes with Coupons attached only if: (i) an Event of Default (as defined in the Terms and Conditions) occurs and is continuing, or (ii) the relevant Issuer is notified that either Euroclear or Clearstream, Luxembourg has been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) after the original issuance of the Notes or has announced an intention permanently to cease business or has in fact done so and no alternative clearance system approved by the Noteholders is available, or
(iii) the relevant Issuer, after notice to the Agent, determines to issue Notes in Definitive form. Upon the occurrence of these events, the Agent shall deliver the relevant Definitive Note(s) in accordance with the terms of the relevant Global Note. For this purpose the Agent is hereby authorized on behalf of the relevant Issuer:

                (a) to authenticate such Definitive Note(s) in accordance with the provisions of this Agreement; and

                (b) to deliver such Definitive Note(s) to or to the order of Euroclear and/or Clearstream, Luxembourg in exchange for such Global Note.

The Agent shall notify the relevant Issuer forthwith upon receipt of a request for issue of Definitive Note(s) in accordance with the provisions of a Global Note and this Agreement (and the aggregate principal amount of such Temporary Global Note or Permanent Global Note, as the case may be, to be exchanged in connection therewith).

        (2) The relevant Issuer undertakes to deliver to the Agent sufficient numbers of executed Definitive Notes with, if applicable, Receipts, Coupons and Talons attached to enable the Agent to comply with its obligations under this Clause 5.

        6.      Terms of Issue
                --------------

        (1) The Agent shall cause all Temporary Global Notes, Permanent Global Notes and Definitive Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Terms and Conditions.

        (2) Subject to the procedures set out in the Procedures Memorandum, for the purposes of Clause 3(1) the Agent is entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Agent believes in good faith to be) the authorized representative of the relevant Issuer named in the lists referred to in, or notified pursuant to, Clause 17(7) as sufficient instructions and authority of such Issuer for the Agent to act in accordance with Clause 3(l).

        (3) If a person who has signed on behalf of the relevant Issuer any Note not yet issued but held by the Agent in accordance with Clause 3(1) ceases to be authorized as described in Clause 17(7), the Agent shall (unless such Issuer gives notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of such Issuer or otherwise until replacements have been provided to the Agent) continue to have authority to issue any such Notes, and the relevant Issuer hereby warrants to the Agent that such Notes shall be, unless notified as aforesaid, valid and binding obligations of such Issuer. Promptly upon such person ceasing to be authorized, the relevant Issuer shall provide the Agent with replacement Notes and upon receipt of such replacement Notes the Agent shall cancel and destroy the Notes held by it which are signed by such person and shall provide to the relevant Issuer a confirmation of destruction in respect thereof specifying the Notes so canceled and destroyed.

        (4) If the Agent pays an amount (the "Advance") to an Issuer on the basis that a payment (the "Payment") has been, or will be, received from a Dealer and if the Payment is not received by the Agent on the date the Agent pays such Issuer, the Agent shall notify such Issuer by tested telex or facsimile that the Payment has not been received and such Issuer shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate quoted at that time by the Agent as its cost of funding the Advance).

        (5) Except in the case of issues where the Agent does not act as receiving bank for the relevant Issuer in respect of the purchase price of the Notes being issued, if on the relevant Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the "Defaulted Note") and, as a result, the Defaulted Note remains in the Agent's distribution account with Euroclear and/or Clearstream, Luxembourg) after such Issue Date, the Agent will continue to hold the Defaulted Note pursuant to the order of the relevant Issuer. The
                                      6

Agent shall notify the relevant Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify such Issuer forthwith upon receipt from the Dealer of the full purchase price in respect of such Defaulted Note.

        7.      Payments
                --------

        (1) The Agent shall advise the relevant Issuer, no later than 10 Business Days (as defined below) immediately preceding the date on which any payment is to be made to the Agent pursuant to this sub-clause (1) of the payment amount, value date and payment instructions and the relevant Issuer will before 10:00 a.m. New York time on each date on which any payment in respect of any Notes issued by it becomes due, transfer to an account specified by the Agent such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the relevant Issuer may agree.

        (2) The relevant Issuer will ensure that no later than 4:00 p.m. (London time) on the second Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Agent pursuant to sub-clause (1), the Agent shall receive from the paying bank of the relevant Issuer an irrevocable confirmation in the form of a SWIFT message or tested telex that such payment shall be made. For the purposes of this Clause 7, "Business Day" means a day which is both:

                (a) a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments in London and Charlotte, North Carolina and any additional business center specified in the applicable Pricing Supplement; and

                (b) either (1) for any sum payable in a Specified Currency, a day on which commercial banks and foreign exchange markets settle payments in the principal financial center (the "Principal
        Financial Center") of the country of the relevant Specified
        Currency (if other than London) or (2) for any sum payable in euro, a day on which the Trans-European Automated Real-Time
        Gross Settlement Express Transfer ("TARGET") is open. Unless otherwise specified in the applicable Pricing Supplement, the Principal Financial Center of any country for the purposes of the Terms and Conditions shall be as provided in the ISDA
        Definitions.

        (3) The Agent shall ensure that payments of both principal and interest in respect of any Temporary Global Note will be made only to the extent that certification of non-U.S. beneficial ownership as required by U.S. securities laws and U.S. Treasury regulations (in the form set out in the Temporary Global Note) has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms thereof.

        (4) Subject to the receipt by the Agent of the payment confirmation as provided in sub-clause (2) above, the Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the relevant Issuer in the manner provided in the Terms and Conditions. If any payment provided for in sub-clause (l) is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

        (5) If for any reason the Agent considers in its sole discretion that the amounts to be received by the Agent pursuant to sub-clause (1) will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, neither the Agent nor any Paying Agent shall be obliged to pay any such claims until the Agent has received the full amount of all such payments. Should the Agent or any Paying Agent elect not to make payment of amounts falling due in respect of the Notes as aforesaid, it shall advise the relevant Issuer of any such decision as soon as practicable by telephone with confirmation by telefax.

        (6) Without prejudice to sub-clauses (4) and (5), if the Agent pays any amounts to the holders of Notes, Receipts or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with sub-clause (1) (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the relevant Issuer will, in addition to paying amounts due under sub-clause (l), pay to the Agent on demand interest (at a rate which represents the Agent's cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall.

        (7) The Agent shall on demand promptly reimburse each Paying Agent for payments in respect of Notes properly made by such Paying Agent in accordance with this Agreement and the Terms and Conditions unless the Agent has notified the Paying Agent, prior to the opening of business in the location of the office of the Paying Agent through which payment in respect of the Notes can be made prior to the day on which such Agent has to give payment instructions in respect of the due date of a payment in respect of the Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of such Notes.

        (8) If the Agent pays out on or after the due date therefor, or becomes liable to pay out, funds on the assumption that a corresponding payment by the relevant Issuer has been or will be made and such payment has in fact not been made by such Issuer, then such Issuer shall on demand reimburse the Agent for the relevant amount, and pay interest to the Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Agent of funding the amount paid out, as certified by the Agent and expressed as a rate per annum. For the avoidance of doubt, the provisions of the Terms and Conditions as to subordination shall not apply to the relevant Issuer's obligations under this sub-clause (8).

        (9) While any Notes are represented by a Global Note or Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Note or Global Notes, subject to, and in accordance with, the provisions of the Global Note or Global Notes. The Paying Agent to which any Global Note was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable.

        (10) If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), the Paying Agent to which a Note is presented for the purpose of making such payment shall make a record of such shortfall on the Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

        8.      Determinations and Notifications in Respect of Notes and
                --------------------------------------------------------
                Interest Determination
                ----------------------

        (a)     Determinations and Notifications
                --------------------------------

        (1) The Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Terms and Conditions, all subject to and in accordance with the Terms and Conditions, provided that certain calculations with respect to the Notes, and associated publication or notification, shall be made by the Calculation Agent in accordance with the Terms and Conditions.

        (2) The Agent or the Calculation Agent, as the case may be, shall not be responsible to the relevant Issuer or to any third party (except in the event of gross negligence, default or bad faith of the Agent or the Calculation Agent) as a result of the Agent or the Calculation Agent having acted in good faith on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

        (3) The Agent or the Calculation Agent, as the case may be, shall promptly notify (and confirm in writing to) the relevant Issuer, the other Paying Agents and (in respect of a Series of Notes listed on a stock exchange) the relevant stock exchange of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Terms and Conditions as soon as practicable after the determination thereof (and in any event no later than the tenth Business Day as defined in Clause 7(2) immediately preceding the date on which payment is to be made to the Agent pursuant to Clause 7(l)) and of any subsequent amendment thereto pursuant to the Terms and Conditions.

        (4) The Agent or the Calculation Agent, as the case may be, shall use its best efforts to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Terms and Conditions to be published as required in accordance with the Terms and Conditions as soon as possible after their determination or calculation.

        (5) If the Agent or the Calculation Agent, as the case may be, does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this Clause 8, it shall forthwith notify the relevant Issuer and the Paying Agents of such fact.

        (6) Determinations with regard to Notes (including, without limitation, Indexed Notes and Dual Currency Notes) shall be made by the Calculation Agent specified in the applicable Pricing Supplement in the manner specified in the applicable Pricing Supplement. Unless otherwise agreed between the relevant Issuer and the relevant Dealer, such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of
Schedule 9 to this Agreement.

        (7) For the purposes of monitoring the aggregate principal amount of Notes issued under the Program, the Agent shall determine the U.S. Dollar equivalent of the principal amount of each issue of Notes denominated in another currency, each issue of Dual Currency Notes, each Issue of Partly Paid Notes and each issue of Indexed Notes as follows:

                (a) the U.S. Dollar equivalent of Notes denominated in a currency other than U.S. Dollars shall be determined as of the Agreement Date for such Notes on the basis of the spot rate for the sale of the U.S. Dollar against the purchase of the relevant currency quoted by a foreign exchange dealer selected by the relevant Issuer on the relevant day of calculation;

                (b) the U.S. Dollar equivalent of Dual Currency Notes and Indexed Notes (other than Indexed Redemption Amount Notes) shall be calculated in the manner specified above by reference to the original nominal amount of such Notes;

                (c) the U.S. Dollar equivalent of Zero Coupon Notes, other Notes issued at a discount or premium and Indexed Redemption Amount Notes shall be calculated in the manner specified above by reference to the net proceeds received by the relevant Issuer for the relevant issue; and

                (d) the U.S. Dollar equivalent of Partly Paid Notes shall be determined in the manner specified above by reference to the original principal amount of such Notes regardless of the amount paid on the Notes.

        (b)     Interest Determination, Screen Rate Determination including
                -----------------------------------------------------------
                Fallback Provisions
                -------------------

        (1) Where screen rate determination ("Screen Rate Determination") is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period, subject as provided below, will be either:

                (a) the offered quotation (if there is only one quotation on the relevant screen page (the "Relevant Screen Page"), whatever its designation; or

                (b) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum), for the rate (the "Reference Rate") by reference to the Rate of Interest which appears or appear, as the case may be, on the Relevant Screen Page on which the Reference Rate is for the time being displayed on the Reuter Monitor Money Rates Service or the appropriate display on Bridge Telerate Inc. (or such service as is specified in the applicable Pricing Supplement) at 11:00 a.m. (London time in the case of

Libor, or Brussels time in the case of Euribor) on the dates on which the Rate of Interest is to be determined (each, an "Interest Determination Date") plus or minus the Margin, if any, all as determined by the Calculation Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest and the lowest shall be disregarded by the Calculation Agent for purposes of determining the arithmetic mean of such offered quotations.

        (2) If the Relevant Screen Page is not available or if, in the case of sub-clause (b)(1)(A) above, no such offered quotation appears or, in the case of sub-clause (b)(1)(B) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph, the Calculation Agent shall at its sole discretion request the principal London office of each of the Reference Banks (defined below) to provide the Calculation Agent with its offered quotation (expressed as a percentage rate per annum) for deposits in the Specified Currency for the relevant Interest Period to leading banks in the London interbank market at approximately 11:00 a.m. (London time in the case of LIBOR or Brussels time in the case of Euribor) on the Interest Determination Date in question. If two or more of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin, if any, all as determined by the Calculation Agent.

        (3) If on any Interest Determination Date only one or none of the Reference Banks provides the Calculation Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Calculation Agent determines to be the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Calculation Agent by any two or more of the Reference Banks, at which such banks were offered, at approximately 11:00 a.
m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, deposits in the Specified
Currency for the relevant Interest Period by leading banks in the London interbank market in the case of LIBOR, or leading banks in the Euro-Zone inter-bank market in the case of Euribor, plus or minus (as appropriate) the Margin, if any. If fewer than two of the Reference Banks provide the Calculation Agent with such offered quotations, the Rate of Interest shall be the offered quotation for deposits in the Specified Currency for the relevant Interest Period, or the arithmetic mean (rounded as provided above) of the offered quotations for deposits in the Specified Currency for the relevant Interest Period, at which, at approximately 11:00 a.m. (London time in the case of LIBOR, or Brussels time in the case of Euribor) on the relevant Interest Determination Date, any one or more banks informs the Calculation Agent it is quoting to leading banks in the London interbank market in the case of LIBOR, or leading banks in the EuroZone interbank market in the case of Euribor, plus or minus (as appropriate) the Margin, if any, provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

        (4) If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or Euribor, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

        In this Clause 3, the expression "Reference Banks" means, in the case of sub-clause (b)(1)(A) above, those banks whose offered rates were used to determine such quotation when such quotation last appeared on the Relevant Screen Page and in the case of sub-clause (b)(1)(B) above, those banks whose offered quotations last appeared on the Relevant Screen Page when no fewer than three such offered quotations appeared.

The expression "Euro-Zone" means, the region comprised of member states of the European Union that have adopted the euro as the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, as amended by the Treaty of Amsterdam.

        9.      Notice of any Withholding or Deduction
                --------------------------------------

        If the relevant Issuer, in respect of any payment, is compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the

Terms and Conditions, the relevant Issuer shall give notice thereof to the Agent as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with such requirement.

        10.     Duties of the Agent in Connection with Early Redemption
                -------------------------------------------------------

        (1)     If the relevant Issuer decides to redeem any outstanding
Notes (in whole or in part) for the time being outstanding prior to their Maturity Date or the Interest Payment Date falling in the Redemption Month (as the case may be) in accordance with the Terms and Conditions, such Issuer shall give notice of such decision to the Agent not less than seven London Business Days before the date on which such Issuer will give notice of such redemption to the Noteholders in accordance with the Terms and Conditions in order to enable the Agent to undertake its obligations herein and in the Terms and Conditions.

        (2) If only some of the Notes of like tenor and of the same Series are to be redeemed on such date, the Agent shall make the required drawing in accordance with the Terms and Conditions but shall give the relevant Issuer reasonable notice of the time and place proposed for such drawing. Where partial redemptions are to be effected when there are Definitive Notes outstanding, the Issuing and Principal Paying Agent will select by lot the Notes to be redeemed from the outstanding Notes in compliance with all applicable laws and stock exchange requirements and deemed by the Agent to be appropriate and fair; and where partial redemptions are to be effected when there are no Definitive Notes outstanding, the rights of Noteholders will be governed by the standard provisions of Euroclear and Clearstream, Luxembourg. Notice of any partial redemption and, when there are Definitive Notes outstanding, of the serial numbers of the Notes so drawn, will be given by the Agent to the Noteholders in accordance with the terms of the Notes and this Agreement.

        (3) On behalf of and at the expense of the relevant Issuer, the Agent shall publish the notice required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Notes previously drawn and not presented for redemption. Such notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed. Such notice will be published in accordance with the Terms and Conditions. The Agent also will notify the other Paying Agents of any date fixed for redemption of any Notes.

        (4) Immediately prior to the date on which any notice of redemption is to be given to the Noteholders, the relevant Issuer shall deliver to the Agent a certificate stating that such Issuer is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that all conditions precedent to such redemption have occurred or been satisfied and shall comply with all notice requirements provided for in the Terms and Conditions.

        (5) Each Paying Agent will keep a stock of notices (each a "Put Notice") in the form set out in Schedule 8 and will make such notices available on demand to Noteholders, the Terms and Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of such option in accordance with the Terms and Conditions, the Paying Agent with which such Note is deposited shall hold such Note (together with any Coupons, if any, relating to it and deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below, it shall present such Note (and any such Coupons, if any) to itself for payment of the amount due thereon together with any interest due on such date in accordance with the Terms and Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Put Notice. If, prior to such due date for its redemption, such Note becomes immediately due and payable or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post such Note (together with any such Coupons, if any) by uninsured post to, and at the risk of, the relevant Noteholder unless the Noteholder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes at such address as may have been given by the Noteholder in the Put Notice. At the end of each period for the exercise of such option, each Paying Agent shall promptly notify the Agent of the principal amount of the Notes in respect of which such option has been exercised with it together with their serial numbers and the Agent shall promptly notify such details to the relevant Issuer.

        11.     Receipt and Publication of Notices; Receipt of Certificates
                -----------------------------------------------------------

        (1) Upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Terms and Conditions, the Agent shall forward a copy thereof to the relevant Issuer.

        (2) On behalf of and at the request and expense of the relevant Issuer, the Agent shall cause to be published all notices required to be given by such Issuer to the Noteholders in accordance with the Terms and Conditions.

        (3) The Agent shall have no responsibility to obtain the certificate of the relevant Issuer delivered by such Issuer to the Agent pursuant to Condition 9 if such a certificate is required to be issued, nor shall the Agent have any responsibility to notify the relevant Issuer that the Agent has not obtained such a certificate from such Issuer if such a certificate is required to be issued.

        12.     Cancellation of Notes, Receipts, Coupons and Talons
                ---------------------------------------------------

        (1) All Notes which are redeemed, all Receipts or Coupons which are paid and all Talons which are exchanged shall be delivered outside the United States to the Agent, and shall be canceled by the Agent. In addition, all Notes which are purchased by or on behalf of the relevant Issuer or any of its subsidiaries and are surrendered to the Agent for cancellation, together (in the case of Notes in Definitive form) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, shall be canceled by the Agent.

        (2) The relevant Issuer shall have the right to request that the Agent provide, without limitation, the following information:

                (a) the aggregate principal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

                (b) the number of Notes canceled together (in the case of Definitive Notes, if any) with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith;

                (c) the aggregate amount paid in respect of interest on the Notes;

                (d) the total number by maturity date of Receipts, Coupons and Talons so canceled; and

                (e) in the case of Definitive Notes, if any, the serial numbers of such Notes, which shall be given to the relevant Issuer by the Agent as soon as reasonably practicable and in any event within three months after the date of such repayment or, as the case may be, payment or exchange.

        (3) The Agent shall destroy all canceled Notes, Receipts, Coupons and Talons.

        (4) The Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons, except those which have been replaced pursuant to Condition 10) and of all replacement Notes, Receipts, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons. The Agent shall at all reasonable times make such record available to the relevant Issuer and any persons authorized by it for inspection and for the taking of copies thereof or extracts therefrom.

        (5) All records and certificates made or given pursuant to this Clause 12 and Clause 13 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series.

        13.     Issue of Replacement Notes, Receipts, Coupons and Talons
                --------------------------------------------------------

        (1) The Issuers will cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request to the Agent in Luxembourg (in such capacity, the "Replacement Agent") at its specified office for the purpose of issuing replacement Notes, Receipts, Coupons and Talons as provided below.

        (2) The Replacement Agent will, subject to, and in accordance with, the Terms and Conditions and the following provisions of this Clause 13, authenticate and cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the relevant Issuer may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

        (3) In the case of a mutilated or defaced Note, the Replacement Agent shall ensure that (unless otherwise covered by such indemnity as the relevant Issuer may reasonably require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

        (4) The Replacement Agent shall not issue any replacement Note, Receipt, Coupon or Talon unless and until the applicant therefor shall have:

                (a) paid such reasonable costs and expenses as may be incurred in connection therewith, including any tax or other governmental charge that may be imposed in relation thereto;

                (b) furnished it with such evidence and indemnity as the relevant Issuer may reasonably require; and

                (c) in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered it to the Replacement Agent.

        (5) The Replacement Agent shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this Clause 13 and shall furnish the relevant Issuer with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so canceled and, unless otherwise instructed by such Issuer in writing, shall destroy such canceled Notes, Receipts, Coupons and Talons and furnish such Issuer with a destruction certificate stating the serial number of the Notes (in the case of Definitive Notes) and the number by maturity date of Receipts, Coupons and Talons so destroyed.

        (6) The Replacement Agent shall, on issuing any replacement Note, Receipt, Coupon or Talon, forthwith inform the relevant Issuer, the Agent and the other Paying Agents of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this Clause 13, the Replacement Agent shall also notify the Agent and the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

        (7) The Agent shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available at all reasonable times to the relevant Issuer and any persons authorized by it for inspection and for the taking of copies thereof or extracts therefrom.

        (8) Whenever any Note, Receipt, Coupon or Talon for which a replacement Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the Paying Agents for payment, the Agent or, as the case may be, the relevant Paying Agent shall immediately send notice thereof to the relevant Issuer and the other Paying Agents and shall not make payment in respect thereto, until instructed by such Issuer.

        14.     Copies of Documents Available for Inspection
                --------------------------------------------

        The Agent and the Paying Agents shall hold available for inspection copies of:

        (1)     the organizational documents of the Issuers;

        (2) the latest available audited consolidated financial statements of the Corporation and its consolidated subsidiaries, beginning with such financial statements for the fiscal years ended December 31, 2000 and the publicly available portions of the Call Reports with respect to the Bank beginning with the period ending December 31, 2000;

        (3)     the Program Agreement and this Agreement;

        (4)     the Offering Circular; and

        (5) any future offering circulars, information memoranda and supplements (except that a Pricing Supplement relating to any unlisted Note will only be available for inspection by a holder of such Note and such holder must produce evidence satisfactory to the Paying Agent as to ownership) to the Offering Circular and any other documents incorporated therein by reference and in the case of a syndicated issue of listed Notes, the syndication agreement (or equivalent document).

        For this purpose, the Issuers shall furnish the Agent and the Paying Agents with sufficient copies of each of such documents.

        15.     Meetings of Noteholders
                -----------------------

        (1) The provisions of Schedule 7 hereto shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

        (2) Without prejudice to sub-clause (l), each of the Agent and the Paying Agents on the request of any Noteholder shall issue voting certificates and block voting instructions in accordance with Schedule 7 and shall forthwith give notice to the relevant Issuer in writing of any revocation or amendment of a block voting instruction. Each of the Agent and the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, will deposit at such place as the Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

        16.     Repayment by the Agent
                ----------------------

        Upon the relevant Issuer being discharged from its obligation to make payments in respect of any Notes pursuant to the relevant Terms and Conditions, and provided that there is no outstanding, bona fide and proper claim in respect of any such payments, the Agent shall forthwith on written demand pay to the relevant Issuer sums equivalent to any amounts paid to it by such Issuer for the purposes of such payments.

        17.     Conditions of Appointment
                -------------------------

        (1) The Agent shall be entitled to deal with money paid to it by an Issuer for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

                (a) that it shall not exercise any right of set-off, lien or similar claim in respect thereof; and

                (b)     as provided in sub-clause (2) below; and

                (c) that it shall not be liable to account to the relevant Issuer for any interest thereon.

        (2) In acting hereunder and in connection with the Notes, the Agent and the Paying Agents shall act solely as agents of the Issuers and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons.

        (3) The Agent and the Paying Agents hereby undertake to the Issuers to perform such obligations and duties, and shall be obliged to perform such duties and only such duties as are herein, in the Terms and Conditions and in the Procedures Memorandum specifically set forth and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the Paying Agents, other than the duty to act honestly and in good faith.

        (4) The Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

        (5) Each of the Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the relevant Issuer or any notice, resolution, direction, consent, certificate, affidavit, statement, cable, telex or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the relevant Issuer.

        (6) Any of the Agent and the Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in any Notes, Receipts, Coupons or Talons with the same rights that it or he would have if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder, and may engage or be interested in any financial or other transactions with the relevant Issuer and may act on, or as depositary, trustee or agent for, any committee or body of Noteholders or Couponholders or in connection with any other obligations of the relevant Issuer as freely as if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder.

        (7) The relevant Issuer shall provide the Agent with a certified copy of the list of persons authorized to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent immediately in writing if any of such persons ceases to be so authorized or if any additional person becomes so authorized together, in the case of an additional authorized person, with evidence satisfactory to the Agent that such person has been so authorized, provided, however, that the Agent shall not incur any liability for any losses, claims or damages resulting from the relevant Issuer's failure to provide such notification to the Agent.

        18.     Communication Between the Parties
                ---------------------------------

        A copy of all communications relating to the subject matter of this Agreement between any Issuer and the Noteholders, Receiptholders or Couponholders and any of the Paying Agents shall be sent to the Agent by the relevant Paying Agent.

        19.     Changes in Agent and Paying Agents
                ----------------------------------

        (1) The Issuers agree that, for so long as any Note is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent or have been returned to the relevant Issuer as provided herein:

                (a) so long as any Notes are listed on any stock exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange;

                (b) there will at all times be a Paying Agent with a specified office in a city in continental Europe; and

                (c)     there will at all times be an Agent.

        In addition, the Issuers shall appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 4(b). Any variation, termination, appointment or change only shall take effect (other than in the case of insolvency (as provided in sub-clause (5)), when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice thereof shall have been given to the Noteholders in accordance with the Terms and Conditions.

        (2) The Agent may (subject as provided in sub-clause (4)) at any time resign as Agent by giving at least 90 days' written notice to the Issuers of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall never be less than three months after the receipt of such notice by the Issuers unless the Issuers agree to accept less notice.

        (3) The Agent may (subject as provided in sub-clause (4)) be removed at any time on at least 45 days' notice by the filing with it of an instrument in writing signed on behalf of each Issuer specifying such removal and the date when it shall become effective.

        (4) Any resignation under sub-clause (2) or removal under sub-clause (3) shall only take effect upon the appointment by the Issuers as hereinafter provided, of a successor Agent and (other than in cases of insolvency of the Agent) on the expiration of the notice to be given under Clause 21. The Issuers agree with the Agent that if, by the day falling ten days before the expiration of any notice under sub-clause (2), the Issuers have not appointed a successor Agent, then the Agent shall be entitled, on behalf of the Issuers, to appoint as a successor Agent in its place a reputable financial institution of good standing as it may reasonably determine to be capable of performing the duties of the Agent hereunder.

        (5) In case at any time the Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent, which shall be a reputable financial institution of good standing, may be appointed by the Issuers by an instrument in writing filed with the successor Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in case of insolvency of the Agent) upon expiration of the notice to be given under Clause 21 the Agent so superseded shall cease to be the Agent hereunder.

        (6)     Subject to sub-clause (l):

                (a) the Issuers may, after prior consultation (other than in the case of insolvency of any Paying Agent) with the Agent, terminate the appointment of any of the Paying Agents at any time; and/or

                (b) the Issuers may in respect of the Program or the relevant Issuer may in respect of any Series of Notes, if so required by the relevant Stock Exchange or regulatory body, appoint one or more further Paying Agents by giving to the Agent, and to the relevant Paying Agent, at least 45 days' notice in writing to that effect.

        (7) Subject to sub-clause (l), all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving the Issuers and the Agent at least 45 days' written notice to that effect.

        (8) Upon its resignation or removal becoming effective the Agent or the relevant Paying Agent:

                (a) shall, in the case of the Agent, forthwith transfer all moneys held by it hereunder and the records referred to in Clause 12(4) to the successor Agent hereunder; and

                (b) shall be entitled to the payment by the Issuers of its commissions, fees and expenses for the services theretofore rendered hereunder in accordance with the terms of Clause 25.

        (9) Upon its appointment becoming effective, a successor Agent and any new Paying Agent, without further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder.

        20.     Merger and Consolidation
                ------------------------

        Any entity into which the Agent or any Paying Agent may be merged or converted, or any entity with which the Agent or any of the Paying Agents may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Agent or any of the Paying Agents shall be a party, or any entity to which the Agent or any of the Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Issuers, and after the said effective date all references in this Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such entity. Written notice of any such merger, conversion, consolidation or transfer forthwith shall be given to the Issuers by the relevant Agent or Paying Agent.

        21.     Notification of Changes to Paying Agents
                ----------------------------------------

        Following receipt of notice of resignation from the Agent or any Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, other Paying Agents or on giving notice to terminate the appointment of any Agent or, as the case may be, Paying Agent, the Agent (on behalf of and at the expense of the Issuers) shall give or cause to be given not more than 60 days' nor less than 30 days' notice thereof to the Noteholders in accordance with the Terms and Conditions.

        22.     Change of Specified Office
                --------------------------

        If the Agent or any Paying Agent determines to change its specified office it shall give to the Issuers and (if applicable) the Agent written notice of such determination giving the address of the new specified office which shall be in the same city and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf and at the expense of the Issuers) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the relevant Paying Agent, as the case may be, is to terminate pursuant to Clause 19 on or prior to the date of such change) give or cause to be given not more than 45 days' nor less than 30 days' notice thereof to the Noteholders in accordance with the Terms and Conditions.

        23.     Notices
                -------

        All notices hereunder shall be deemed to have been given when deposited in the mail as first class mail, registered or certified, return receipt requested, postage prepaid, addressed to any party hereto as follows:

                                Address
                                -------

        The Corporation:           Bank of America Corporation
                                   Bank of America Corporate Center
                                   100 North Tryon Street
                                   NC1-007-23-01
                                   Charlotte, North Carolina  28255-0065
                                   Attn:  Corporate Treasury
                                   Telecopy:  (704) 386-0270

                                   with a copy to:

                                   Bank of America Corporation
                                   Bank of America Corporate Center
                                   100 North Tryon Street
                                   Legal Department
                                   NC1-007-56-11
                                   Charlotte, North Carolina  28255
                                   Attn:  Paul J. Polking, Esq.
                                          General Counsel
                                   Telecopy: (704) 370-3515

        The Bank:                  Bank of America, N.A.
                                   Bank of America Corporate Center
                                   100 North Tryon Street
                                   NC1-007-23-01
                                   Charlotte, North Carolina  28255
                                   Attn:  Corporate Treasury
                                          Telecopy:  (704) 386-0270
                                   with a copy to:

                                   Bank of America Corporation
                                   Bank of America Corporate Center
                                   100 North Tryon Street
                                   Legal Department
                                   NC1-007-56-11
                                   Charlotte, North Carolina  28255
                                   Attn:  Paul J. Polking, Esq.
                                          General Counsel
                                   Telecopy: (704) 370-3515

        The Agent:                 The Chase Manhattan Bank
                                   Trinity Tower
                                   9 Thomas More Street
                                   London E1W 1YT
                                   United Kingdom
                                   Attn:  Manager, Institutional Trust Services
                                   Telecopy: 44-1202-34-7601

        The Paying Agent:          Chase Manhattan Bank Luxembourg S.A.
                                   5 rue Plaetis
                                   L-2338 Luxembourg - Grund
                                   Attn:  Manager, Corporate Trust Operations
                                   Telecopy: 352-462685-380

                                   with a copy to:

                                   Bank of America Corporation
                                   Bank of America Corporate Center
                                   100 North Tryon Street
                                   Legal Department
                                   NC1-007-56-11
                                   Charlotte, North Carolina  28255
                                   Attn:  Paul J. Polking, Esq.
                                          General Counsel
                                   Telecopy: (704) 370-3515

or at any other address of which any of the foregoing shall have notified the others in writing.

        (1) if delivered in person to the relevant address specified in the signature pages hereof and if so delivered, shall be deemed to have been delivered at the time of receipt; or

        (2) if sent by facsimile or telex to the relevant number specified on the signature pages hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by the answerback of the recipient (in the case of telex) or when an acknowledgment of receipt is received (in the case of facsimile).

Where a communication is received after business hours it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

        24.     Taxes and Stamp Duties
                ----------------------

        The Issuers agree to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

        25.     Commissions, Fees and Expenses
                ------------------------------

        (1) The Issuers undertake to pay in respect of the services of the Agent and the Paying Agents under this Agreement such fees and expenses as may be agreed between them from time to time, the initial such fees being set out in a letter of even date herewith from the Agent to, and countersigned by, the Issuers.

        (2) The Issuers will promptly pay on demand all reasonable out-of-pocket expenses (including legal, advertising, facsimile, telex and postage expenses) properly incurred by the Agent and the Paying Agents in connection with their services hereunder, including, without limitation, the expenses contemplated in Clause 24.

        26.     Indemnity
                ---------

        (1) The relevant Issuer (or Issuers, as the case may be) undertakes to indemnify and hold harmless each of the Agent and the Paying Agents against all losses, liabilities, costs (including, without limitation, legal fees and expenses), expenses, claims, actions or demands which the Agent or any Paying Agent, as the case may be, may reasonably incur or which may be made against the Agent or any Paying Agent, as a result of or in connection with the appointment or the exercise of or performance of the powers, discretions, authorities and duties of the Agent or any Paying Agent under this Agreement except such as may result from its own gross negligence, bad faith or failure to comply with its obligations hereunder or that of its officers, employees or agents.

        (2) Each of the Agent and the Paying Agents shall severally indemnify and hold harmless the relevant Issuer (or Issuers, as the case may be) against any loss, liability, costs (including, without limitation, legal fees and expenses), expense, claim, action or demand which it may reasonably incur or which may be made against it as a result of such Agent's or Paying Agent's own negligence, bad faith or material failure to comply with its obligations under this Agreement or that of its officers, employees or agents.

        (3) If, under any applicable law and whether pursuant to a judgment being made or registered or in the liquidation, insolvency or analogous process of any party hereto or for any other reason, any payment under or in connection with this Agreement is made or fails to be satisfied in a currency (the "Other Currency") other than that in which the relevant payment is expressed to be due (the "Required Currency") under this Agreement, then, to the extent that the payment (when converted into the Required Currency at the rate of exchange on the date of payment or, if it is not practicable for the payee to purchase the Required Currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the payee falls short of the amount due under the terms of this Agreement, the payor shall, as a separate and independent obligation, indemnify and hold harmless the payee against the amount of such shortfall. For the purpose of this Clause 26, "rate of exchange" means the rate at which the payee is able on the relevant date to purchase the Required Currency with the Other Currency and shall take into account any premium and other costs of exchange.

        27.     Reporting
                ---------

        (1) The Agent shall upon receipt of a written request therefor from an Issuer and after the payment of any further remuneration agreed between such Issuers and the Agent (on behalf of such Issuers and on the basis of the information and documentation the Agent had in its possession) use all reasonable efforts to submit such reports or information as may be required from time to time by any applicable law, regulation or guideline promulgated by (i) any relevant United States governmental regulatory authority in respect of the issue and purchase of Notes or (ii) any other relevant governmental regulatory authority in respect of the issue and purchase of Notes denominated in the applicable currency of such governmental regulatory authority.

        (2) The Agent will notify the MoF of such details relating to Yen Notes and provide such other information about the Program to the MoF as may be required.

        (3) The Agent will notify the German Bundesbank of such details relating to DM-denominated Notes issued during the month in question and provide such other information about the Program to the German Bundesbank as may be required.

        (4) The Agent will notify the Bank of England of such details relating to Sterling Notes and provide such other information about the Program to the Bank of England as may be required.

        28.     Governing Law
                -------------

        (1) This Agreement, the Notes, and any Receipts, Coupons or Talons appertaining thereto shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

        (2) The Issuers and the Agent each hereby irrevocably submit to the non-exclusive jurisdiction of any United States federal court sitting in New York City, the Borough of Manhattan over any suit, action or proceeding arising out of or related to this Agreement, any Note, Receipt, Coupon or Talon, as the case may be (together, the "Proceedings"). The Issuers and the Agent each irrevocably waive, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of the Proceedings brought in such a court and any claim that the Proceedings have been brought in an inconvenient forum. The Issuers and the Agent each agree that final judgment in the Proceedings brought in such a court shall be conclusive and binding upon the Issuers or the Agent, as the case may be, and may be enforced in any court of the jurisdiction to which the relevant Issuer (or Issuers, as the case may be) or the Agent is subject by a suit upon such judgment, provided that the service
                                                      --------
of process is effected upon such Issuers and the Agent in the manner specified in subsection (3) below or as otherwise permitted by law.

        (3) As long as any of the Notes, Receipts, Coupons or Talons remains outstanding, the relevant Issuer shall at all times either maintain an office or have an authorized agent in New York City upon whom process may be served in the Proceedings. Service of process upon either Issuer at its offices or upon such agent with written notice of such service mailed or delivered to the relevant Issuer shall, to the fullest extent permitted by law, be deemed in every respect effective service of process upon such Issuer in the Proceedings. Each Issuer hereby appoints CT Corporation System located at 1633 Broadway, New York, New York 10019 as its agent for such purposes, and covenants and agrees that service of process in the Proceedings may be made upon it at its office or at the specified offices of such agent (or such other addresses or at the offices of any other authorized agents which the relevant Issuer may designate by written notice to the Agent) and prior to any termination of such agencies for any reason, it will so appoint a successor thereto as agent hereunder.

        29.     Amendments
                ----------

        Without the consent of the Noteholders, Receiptholders or Couponholders, the Agent and the Issuers may agree to modifications of or amendments to this Agreement, the Notes, the Receipts or the Coupons for any of the following purposes:

        (A) to evidence the succession of another entity to an Issuer and the assumption by any such successor of the covenants of such Issuer in this Agreement, the Notes, Receipts or Coupons;

        (B) to add to the covenants of an Issuer for the benefit of the Noteholders, the Receiptholders or the Couponholders, or to surrender any right or power herein conferred upon such Issuer;

        (C) to relax or eliminate the restrictions on payment of principal and interest in respect of the Notes, Receipts or Coupons in the United States, provided that such payment is permitted by United States tax laws and regulations then in effect and provided that no adverse tax consequences would result to the Noteholders, the Receiptholders or the Couponholders;

        (D) to cure any ambiguity, to correct or supplement any defective provision herein or any provision which may be inconsistent with any other provision herein;

        (E) to make any other provisions with respect to matters or questions arising under the Notes, the Receipts, the Coupons or this Agreement, provided such action pursuant to this sub-clause (E) shall not adversely affect the interests of the Noteholders, the Receiptholders or the Couponholders;

        (F) to authorize or facilitate the issuance of Notes in registered form;

        (G) to facilitate the issuance of Notes in accordance with the laws of a particular country; and

        (H) to permit further issuances of Notes in accordance with the terms of the Program Agreement.

        Any such modification or amendment shall be binding on the Noteholders, the Receiptholders and the Couponholders and any such modification or amendment shall be notified to the Noteholders, the Receiptholders or the Couponholders in accordance with Condition 13 as soon as practicable thereafter.

        30.     Descriptive Headings
                --------------------

        The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

        31.     Counterparts
                ------------

        This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument. Any party may enter into this Agreement by signing such a counterpart.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective corporate names by their respective officers thereunder duly authorized as of the date and year first above written.

                        BANK OF AMERICA CORPORATION
                        as Issuer

                        By              /s/  James T. Houghton
                                -----------------------------------------------
                                Name:   James T. Houghton
                                Title:  Senior Vice President

                        BANK OF AMERICA, N.A.
                        as Issuer

                        By              /s/  James T. Houghton
                                -----------------------------------------------
                                Name:   James T. Houghton
                                Title:  Senior Vice President

                        THE CHASE MANHATTAN BANK,
                        LONDON BRANCH
                        as Agent and
                        Principal Paying Agent

                        By              /s/  J. Pennell
                                -----------------------------------------------
                                Name:   J. Pennell
                                Title:  Authorized Signatory

                        CHASE MANHATTAN BANK LUXEMBOURG S.A.
                        as Paying Agent

                        By              /s/  J. Pennell
                                -----------------------------------------------
                                Name:   J. Pennell
                                Title:  Authorized Signatory